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AT&T Delivers Strong Fourth Quarter,
Reaffirms 2008 and Multi-Year Outlook

Results Highlighted by Record Wireless Gains,
Significant Step Up in Enterprise Services Growth

▪	$0.51 reported earnings per diluted share compared with $0.50 in the year-earlier fourth quarter

▪	$0.71 adjusted earnings per diluted share, up 16.4 percent from $0.61 in the fourth quarter of 2006

▪	2.7 million net gain in wireless subscribers, best-ever quarterly increase by any U.S. wireless company, 70.1 million wireless subscribers at year’s end

▪	16.3 percent increase in total wireless revenues with wireless data revenues up a robust 57.5 percent

▪
Further ramp in enterprise customer trends with recurring service revenues up 1.8 percent, driven by a 20.9 percent increase in revenues from IP-based data services such as virtual private networking, hosting and managed Internet services

▪	Stable regional revenue trends with double-digit broadband growth and a further ramp in AT&T U-verseSM TV subscribers: 231,000 in service at year’s end, up from 126,000 three months earlier

Note: AT&T's fourth-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EST on Thursday, Jan. 24, 2008 at www.att.com/investor.relations.

SAN ANTONIO, Jan. 24, 2008 — AT&T Inc. (NYSE:T) today reported strong fourth-quarter results and reaffirmed its positive outlook for 2008 and beyond. This marked AT&T’s 11th consecutive quarter and third straight year of double-digit growth in adjusted earnings per share.

Fourth-quarter results were highlighted by record wireless gains, a significant step up in recurring enterprise services growth, continued double-digit growth in broadband revenues, and accelerated expansion of the company’s advanced TV service.

Solid trends in these areas and progress in productivity initiatives reinforce AT&T’s expectation for continued strong results as outlined at its December 2007 analyst conference. AT&T’s 2008 outlook includes mid-teens percentage growth in wireless service revenues, mid-single-digit percentage growth in consolidated revenues and continued double-digit growth in adjusted earnings per share.

“We had an excellent fourth quarter, which affirms our outlook for 2008,” said Randall Stephenson, AT&T chairman, chief executive officer and president.

“Our wireless business delivered outstanding results, with the largest quarterly subscriber gain ever posted by a U.S. provider,” Stephenson said. “Enterprise service revenue growth continues to improve. Broadband subscribers and revenues continue to grow at a solid double-digit pace. The ramp in our AT&T U-verse TV service accelerated, and we are on track to reach more than 1 million subscribers by the end of 2008.

“These growth trends, combined with the significant opportunities we have for continuous cost improvements, reinforce the positive outlook we have for our business,” Stephenson said. “AT&T has a terrific set of assets and an impressive record in terms of executing and delivering on targets, and I am very confident in our ability to drive strong results in 2008.”

Revenue Growth

For the quarter ended Dec. 31, 2007, AT&T’s reported fourth-quarter revenues totaled $30.3 billion, up from $15.9 billion in the year-earlier quarter. AT&T’s 2007 reported results reflect the Dec. 29, 2006 acquisition of BellSouth Corporation and the accompanying consolidation of wireless results.

As a further basis for comparison, AT&T also provides pro forma results, which combine revenues from AT&T, BellSouth and Cingular Wireless consistently in all periods. On this basis, AT&T's fourth-quarter 2007 revenues totaled $30.4 billion, up 2.9 percent versus results for the year-earlier quarter. Excluding revenues from enterprise CPE (customer premises equipment) sales, which AT&T began de-emphasizing after the fourth quarter of 2006, consolidated pro forma revenue growth was 3.5 percent.

AT&T’s fourth-quarter revenue growth was driven by a solid mid-teens increase in wireless revenues, improved growth in recurring enterprise services, continued growth in regional business and stable regional consumer revenues. Growth across these areas more than offset anticipated declines in revenues from wholesale and national mass market customers.

Reported Earnings

AT&T’s reported net income for the fourth quarter totaled $3.1 billion, or $0.51 per diluted share, compared with $1.9 billion, or $0.50 per diluted share, in the year-earlier quarter.

Compared with results in the fourth quarter of 2006, reported operating expenses were $24.9 billion, up from $13.3 billion; reported operating income was $5.5 billion, up from $2.6 billion; and AT&T’s reported operating income margin was 18.1 percent versus 16.2 percent.

Double-Digit Growth in Adjusted Earnings Per Share

AT&T’s adjusted earnings, which exclude costs and accounting effects associated with acquisitions, totaled $4.3 billion, up from $2.4 billion in the year-earlier fourth quarter. Adjusted earnings per diluted share increased 16.4 percent to $0.71, up from $0.61 in the year-earlier quarter.

AT&T’s adjusted operating income for the fourth quarter of 2007 was $7.3 billion, versus $2.9 billion in the year-earlier quarter. AT&T’s adjusted operating income margin was 24.0 percent, up from 18.2 percent in the fourth quarter of 2006.

AT&T’s merger integration initiatives continue on schedule, and merger synergies continue to run ahead of the company’s original outlook. For the full year 2007, cost savings from BellSouth and AT&T Corp. merger integration initiatives totaled approximately $4.0 billion, approximately 75 percent expense and 25 percent capital.

Increased Cash From Operations

AT&T’s cash from operating activities totaled $9.9 billion in the fourth quarter of 2007, up from $5.0 billion in the year-earlier fourth quarter, and $34.1 billion for the full year 2007, up from $15.6 billion for the full year 2006. In addition to operational progress, increased cash from operating activities reflects the inclusion of results from former BellSouth operations and the accompanying consolidation of wireless results.

Full-year 2007 capital expenditures totaled $17.7 billion, free cash flow totaled $16.4 billion, and free cash flow after dividends totaled $7.6 billion, significantly above AT&T’s original outlook of $5 billion to $6 billion. (Free cash flow is cash from operations minus capital expenditures; free cash flow after dividends also subtracts dividends paid.)

Dividend Growth and Share Repurchases

AT&T continues to return substantial value to shareowners through dividends and share repurchases.

Dividends paid totaled $2.2 billion in the fourth quarter and $8.7 billion for the full year 2007. Shares repurchased totaled $1.5 billion for 37.0 million shares in the fourth quarter, and for the full year 2007 they totaled $10.4 billion for 266.6 million shares. AT&T ended the year with 6.0 billion shares outstanding.

Combining dividends and share repurchases, AT&T returned $19.1 billion of value to shareowners in 2007.

On Dec. 11, 2007, AT&T announced that its board of directors had approved a 12.7 percent increase in the company's quarterly dividend, from $0.355 to $0.40 a share on a quarterly basis and from $1.42 to $1.60 a share on an annualized basis, the largest annual increase in the company’s history. The dividend will be payable on Feb. 1, 2008, to common shareowners of record on Jan. 10, 2008.

The board also approved a new authorization for the repurchase of 400 million shares, which represents approximately 6.6 percent of AT&T’s shares outstanding as of Dec. 31, 2007. Based on current market conditions and the company's outlook, AT&T expects to complete the repurchases available in the new authorization by the end of 2009. The timing and nature of repurchases are subject to market conditions and applicable securities laws.

Fourth-Quarter Operational Highlights

Wireless

In the fourth quarter, AT&T delivered strong wireless growth with record gross subscriber additions, reduced subscriber churn, solid mid-teens percentage growth in revenues and robust growth in operating income. These results reflect the company’s broad high-quality network, attractive handset selection, extensive sales reach and continued improvements in operations.

In the fourth quarter, AT&T achieved:

▪
Record Wireless Subscriber Gains. AT&T's net gain of 2.7 million wireless subscribers was the highest quarterly subscriber increase ever for any U.S. wireless provider, up 13.5 percent from 2.4 million net adds in the year-earlier fourth quarter. This year-over year improvement in quarterly net adds was almost entirely driven by stronger growth in retail postpaid net adds, which totaled 1.2 million, up 36.8 percent versus results in the year-earlier quarter. In addition, AT&T's acquisition of Dobson Communications, which was completed on Nov. 15, 2007, added 1.7 million subscribers, bringing AT&T's wireless subscriber base at year end to 70.1 million.

▪
Strong Gross Adds, Reduced Churn. AT&T also delivered the industry’s best-ever quarterly gross wireless subscriber additions, which totaled 6.0 million, up 9.6 percent versus the year-earlier fourth quarter. Total average monthly subscriber churn was 1.7 percent, down 10 basis points versus the year-earlier quarter, and postpaid churn was 1.2 percent, down 30 basis points from the fourth quarter of 2006.

▪
Accelerated Wireless Revenue Growth. AT&T’s total wireless revenues were $11.4 billion, up 16.3 percent versus the year-earlier quarter. This marked AT&T’s sixth consecutive quarter of improved wireless revenue growth. Wireless service revenues, which exclude handset and accessory sales, grew 15.7 percent to $10.2 billion. AT&T also posted its sixth consecutive quarter of year-over-year growth in wireless service ARPU (average monthly revenues per subscriber), which was $50.28 in the fourth quarter, up 1.9 percent versus the year-earlier quarter. Retail postpaid ARPU growth was even stronger, up more than 5 percent.

▪
Robust Growth in Wireless Data Services. Wireless data revenues increased 57.5 percent versus results in the year-earlier quarter, driven by increased adoption of smart phones and 3G wireless devices. Data growth reflects increases in messaging, media bundles, laptop connectivity, smart phone connectivity and enterprise vertical market solutions.

▪
Strong Wireless Operating Income Growth. On a reported basis, AT&T’s fourth-quarter wireless operating expenses totaled $9.4 billion, and operating income was $1.9 billion, up 45.0 percent from $1.3 billion in the fourth quarter of 2006. Before merger-related costs, wireless operating expenses totaled $8.4 billion, and operating income was $2.9 billion, up 58.2 percent from $1.8 billion in the fourth quarter of 2006.

▪
Wireless Margin Expansion. AT&T's reported wireless operating income margin was 17.0 percent, up from 13.6 percent in the year-earlier quarter. Before merger-related costs, AT&T's fourth-quarter adjusted wireless operating income margin was 25.7 percent, up from 18.9 percent in the year-earlier quarter. AT&T's unadjusted fourth-quarter wireless OIBDA service margin was 35.3 percent, up from 33.1 percent in the year-earlier quarter. Before merger-related costs, AT&T's wireless OIBDA service margin was 38.2 percent, up from 34.4 percent for the year-earlier quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline

AT&T's fourth-quarter wireline results were highlighted by improved growth in enterprise service revenues, solid double-digit growth in broadband revenues and an accelerated ramp in AT&T U-verse video service.

The following wireline highlights are based on pro forma revenue and volume comparisons that combine results from AT&T and BellSouth in all periods and include ongoing shifts in customer categories to reflect AT&T's management of customer relationships. In the fourth quarter, AT&T delivered:

▪
Further Step Up in Enterprise Services Growth. Recurring enterprise service revenues, which exclude revenues from CPE and from assets acquired during the past year, increased 1.8 percent, up from 0.3 percent year-over-year growth in the third quarter of 2007 and a 3.5 percent decline in the fourth quarter of 2006. Fourth-quarter enterprise services growth was led by a 20.9 percent increase in revenues from IP-based data services such as virtual private networking (VPN), hosting and managed Internet services. Total enterprise revenues declined 1.9 percent year over year, reflecting a decreased emphasis on CPE sales following the fourth quarter of 2006.

▪
Accelerated Ramp in AT&T U-verse Video Services. At the end of the fourth quarter, subscribers to AT&T U-verse, the company’s next-generation IP-based video service, totaled 231,000, up from 126,000 three months earlier. AT&T’s U-verse TV weekly install rate in mid-December was approximately 12,000, above the company’s year end target of 10,000. In December, AT&T announced a major expansion of its AT&T-U-verse services to include the company's Southeast region, with deployment expected to reach approximately 30 million living units across 22 states by the end of 2010. Growth in total video connections, which include AT&T U-verse service and bundled satellite television service, increased by 235,000 in the quarter to 2.3 million. Over the past year, total video connections increased 55.4 percent, and at the end of 2007, 7.6 percent of AT&T's primary consumer lines had a video solution from AT&T, up from 4.6 percent one year earlier.

▪
Double-Digit Broadband Growth. AT&T's broadband revenues grew 13.7 percent in the fourth quarter to $1.4 billion. Total high speed Internet connections, which include DSL, AT&T U-verse high speed Internet and satellite broadband services, increased by 396,000 in the quarter to reach 14.2 million, up 2.0 million, or 16.3 percent, over the past year.

▪
Year-Over-Year Growth in Consumer Connections. AT&T regional consumer revenue connections (retail access lines, high speed Internet plus video connections) totaled 49.5 million at the end of the fourth quarter, up 568,000, or 1.2 percent, over the past year, as gains in high speed Internet and video more than offset declines in voice access lines. Regional consumer revenues were up 0.2 percent year over year.

▪
Solid Regional Business Growth. Total regional business revenues increased 2.8 percent versus the year-earlier quarter to $3.1 billion. Regional business data revenues, which make up 29.4 percent of the category, delivered 4.2 percent growth, led by gains in broadband connectivity, managed Internet and VPN services.

2008 and Multi-Year Outlook

As outlined at its Dec. 11, 2007, analyst conference, AT&T is confident in its outlook for sustained double-digit growth in adjusted earnings per share driven by advances in wireless, broadband, enterprise, IP data and a new generation of converged services. This outlook takes into account current consumer access line and broadband market conditions and resulting impacts on consumer volumes. AT&T expects to deliver:

▪	Further ramp in consolidated revenue growth into the mid-single-digit range in 2008 with growth at mid-single-digit or better in the years following.

▪
Continued mid-teens wireless service revenue growth in 2008, including results from the acquisition of Dobson Communications, reflecting strong subscriber growth and continued robust growth in wireless data services.

▪	Positive growth in enterprise revenues throughout 2008 with line of sight to mid-single-digit enterprise revenue growth by 2010.

▪	Positive regional consumer revenue growth in 2008 and beyond driven by video, broadband and converged services, and continued mid-single-digit growth in regional business revenues.

▪
A 2008 adjusted consolidated operating income margin in the 25 percent to 26 percent range, up from 23.8 percent for the full year 2007, reflecting continued wireless progress and increased expense savings from merger synergies and operational initiatives, which are expected to offset expected increased expense for deployment of AT&T U-verse services.

▪	An adjusted wireless OIBDA service margin for the full year 2008 in the low-40 percent range, trending toward the mid-40 percent range by year's end.

▪
Continued double-digit growth in adjusted earnings per share in 2008. AT&T is confident that its ramping revenue growth combined with continuous cost improvements and share repurchases give it the ability to deliver sustained double-digit growth in adjusted earnings per share and strong growth in free cash flow in 2008 and on an ongoing basis.

▪	2008 free cash flow in the $16 billion to $17 billion range. (Free cash flow is cash from operations minus capital expenditures.)

▪	Continued capital expenditures in the mid-teens as a percentage of total revenues as the company expands its advanced wireless and wired network capabilities.

▪
Significant progress in AT&T U-verse deployment with total AT&T U-verse video subscribers expected to exceed 1 million by the end of 2008. For the full year 2008, AT&T's outlook anticipates additional dilution from its U-verse deployment of approximately $0.12 to $0.14 per share.

▪
Substantial opportunities to reduce costs over the next few years. AT&T expects its annual operating expense savings run rate from AT&T Corp. and BellSouth merger synergies and from operational initiatives to increase by approximately $2 billion from 2007 levels to approximately $5.9 billion in 2008 and more than $7.0 billion in 2010.

Additional Background on Adjusted and Pro Forma Results

AT&T’s reported revenues, expenses and operating income for the fourth quarter of 2006 do not include revenues and expenses from BellSouth Corporation prior to Dec. 29, 2006, when AT&T acquired the company. Nor do they include results from Cingular Wireless, whose results before the BellSouth transaction were accounted for as part of a joint venture. To give investors further basis for comparison, in addition to historical reported results, AT&T has provided supplementary pro forma results for 2005 and 2006, which combine revenues from AT&T, BellSouth and Cingular Wireless in all periods. These pro forma results are available at www.att.com/investor.relations.

AT&T's adjusted earnings for the fourth quarter of 2007 exclude (1) pretax integration and amortization costs totaling $1.8 billion related to acquisitions and (2) a reduction to operating income of $36 million due to the merger-related purchase accounting treatment of deferred Advertising & Publishing revenues and associated expenses. Combined, these adjustments reduced fourth-quarter 2007 reported earnings per share by $0.19. Adjusted results for the fourth quarter of 2006 excluded pretax merger-related costs totaling $624 million, or $0.11 per diluted share.

AT&T's 2007 Advertising & Publishing results are affected by the BellSouth acquisition. Prior to its acquisition by AT&T, BellSouth amortized the revenues and expenses of printed directory advertising books over the lives of the directories, typically 12 months. In accordance with purchase accounting rules, BellSouth's deferred revenues and expenses for all directories delivered prior to the close of the merger have been eliminated in consolidated results. In 2007, eliminating this amortization resulted in reductions to consolidated revenues, expenses and net income from the pre-acquisition BellSouth directory operations, but the adjustment did not affect cash from operations. These adjustments reduced fourth-quarter 2007 consolidated revenues by $53 million and consolidated operating expenses by $17 million.

AT&T continues to manage its print directory business using amortized results. As a result, amortized results are shown in the Advertising & Publishing segment on AT&T's Statement of Segment Income. In 2008, consolidated and segment results will both reflect amortization accounting.

As shown in AT&T's Statement of Segment Income, AT&T's Advertising & Publishing revenues totaled $1.5 billion in the fourth quarter, operating expenses were $1.0 billion and operating income was $507 million.

Also excluding merger-related intangible amortization and integration costs, fourth-quarter Advertising & Publishing operating expenses were $790 million and operating income was $683 million.

###

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Find More Information Online:

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About AT&T

AT&T Inc. is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com.

© 2008 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. For more information, please review this announcement in the AT&T newsroom at http://www.att.com/newsroom.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations. Accompanying financial statements follow. Previously released pro forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment operating Income (loss), as calculated in accordance with generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. Free cash flow after dividends is defined as cash from operations minus capital expenditures and dividends. Free cash flow yield is defined as cash from continuing operations less capital expenditures as a percentage of market capitalization computed on the last trading day of the quarter. Market capitalization is computed by multiplying the end of period stock price by the end of period shares outstanding. We believe these metrics provide useful information to our investors because management monthly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

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